            Philadelphia Consolidated Holding Corp. and Subsidiaries
                        Computation of Earnings Per Share
          (Dollars and Share Data in Thousands, Except Per Share Data)


                                                                              As of and For the Years Ended December 31,
                                                                       ------------------------------------------------------
                                                                        1998                     1997                 1996(1)
                                                                       -------                 -------                -------
Weighted-Average Common Shares Outstanding                              12,249                  12,194                 11,880

Weighted-Average Share Equivalents Outstanding                           2,680                   2,736                  2,373
                                                                       -------                 -------                -------
Weighted-Average Shares and Share Equivalents Outstanding
                                                                        14,929                  14,930                 14,253
                                                                       =======                 =======                =======
Net Income                                                             $20,028                 $16,870                $13,374
                                                                       =======                 =======                =======
Basic Earnings Per Share                                                 $1.63                   $1.38                  $1.13
                                                                       =======                 =======                =======
Diluted Earnings Per Share                                               $1.34                   $1.13                  $0.94
                                                                       =======                 =======                =======



(1) 1996 share information restated to reflect a two for one split of the Company's common stock distributed in November 1997.